EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cornerstone Realty Income Trust, Inc. of our report dated February 5, 2001, included in the 2000 Annual Report to Shareholders of Cornerstone Realty Income Trust, Inc.

Our audits also included the financial statement schedule of Cornerstone Realty Income Trust, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Cornerstone Realty Income Trust, Inc. of our reports dated February 5, 2001, with respect to the consolidated financial statements of Cornerstone Realty Income Trust, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission:

       Registration Statement Number                                 Description
       -----------------------------                                 -----------
                 333-24871                    Form S-8, pertaining to the Company's 1992 Non-Employee
                                                 Directors Stock Option Plan, Special Non-Employee
                                                 Directors Stock Option Plan and Non-Employee Directors
                                                 Fees Plan
                 333-24875                    Form S-8, pertaining to the Company's 1992
                                                        Incentive Plan
                 333-34441                    Form S-3, Shelf Registration Statement, pertaining to the
                                                 registration of $200 million of Common Shares,
                                                 Preferred Shares and Debt Securities
                 333-19187                    Form S-3, pertaining to the Company's Dividend
                                                 Reinvestment and Share Purchase Plan
                 333-56024                    Form S-4, pertaining to the Company's Exchange Offer for
                                                 all outstanding Series A Convertible Preferred Shares


                              /s/ Ernst & Young LLP



Richmond, Virginia
March 27, 2001